PORTLAND GENERAL HOLDINGS, INC.

              OUTSIDE DIRECTORS' LIFE INSURANCE BENEFIT PLAN

                             1997 RESTATEMENT














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                         Table of Contents
                                                             Page

ARTICLE 1 PURPOSE 1

     1.1  Purpose                                               1
     1.2  Effective Date                                        1

ARTICLE 2 DEFINITIONS                                           1

     2.1  Board                                                 1
     2.2  Cash Value                                            1
     2.3  Cause                                                 1
     2.4  Change in Control                                     1
     2.5  Committee                                             2
     2.6  Company                                               2
     2.7  Date of Participation                                 2
     2.8  Direct Subsidiary                                     2
     2.9  Indirect Subsidiary                                   2
     2.10 Insurer                                               2
     2.11 Merger Agreement                                      2
     2.12 Net Single Premium                                    2
     2.13 Outside Director                                      3
     2.14 PGC Board                                             3
     2.12 Participant                                           3
     2.13 Participant's Share                                   3
     2.14 Participating Company                                 3
     2.15 Participating Company's Share of Premium              3
     2.16 Plan                                                  3
     2.17 Policy                                                3
     2.18 Retirement                                            3
     2.19 Senior Administrative Officer                         4

ARTICLE 3 PARTICIPATION                                         4

     3.1  Eligibility                                           4
     3.2  Election to Participate                               4

ARTICLE 4 POLICY TITLE AND OWNERSHIP                            4

     4.1  Policy Title                                          4
     4.2  Participating Company's Security Interest             4


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ARTICLE 5 PREMIUM PAYMENT                                       4

     5.1  Participating Company's Premium Payment               4
     5.2  Payment of the Participant's Share                    4

ARTICLE 6 PARTICIPATING COMPANY'S INTEREST IN THE POLICY        5

     6.1  Collateral Assignment                                 5
     6.2  Limitations                                           5

ARTICLE 7 PARTICIPANT'S INTEREST IN THE POLICY                  5

     7.1  Upon Surrender or Cancellation                        5
     7.2  Upon Death                                            5
     7.3  Ownership of Cash Surrender Value                     6

ARTICLE 8 PLAN BENEFITS                                         6

     8.1 Upon Termination of Participation in the Plan          6
     8.2  Upon Termination of Service                           6
     8.3  Upon Change in Control                                7
     8.4  Upon retirement                                       7

ARTICLE 9 DURATION OF THE PLAN                                  7

     9.1  Plan Continuation                                     7
     9.2  Termination of Arrangement                            8

ARTICLE 10 AMENDMENT AND TERMINATION OF PLAN                    8

     10.1 Amendment                                             8
     10.2 Termination                                           8

ARTICLE 11 INSURER NOT A PARTY TO PLAN                          8

ARTICLE 12 NAMED FIDUCIARY                                      9

     12.1 Senior Administrative Officer; Committee              9
     12.2 Indemnity of Senior Administrative Officer; Committee 9
     12.3 Availability of Plan Documents                        9
     12.4 Cost of Plan Administration                           9

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ARTICLE 13 CLAIMS PROCEDURE                                     9

     13.1 Claim                                                 9
     13.2 Denial of Claim                                       9
     13.3 Review of Claim                                      10
     13.4 Final Decision                                       10

ARTICLE 14 MISCELLANEOUS                                       10

     14.1 Liabilities for Benefits                             10
     14.2 Allocation of Asset                                  10
     14.3 Protective Provisions                                11
     14.4 Transfer of Participant's Interest in the Policy     11
     14.5 Terms                                                11
     14.6 Governing Law                                        11
     14.7 Validity                                             11
     14.8 Notice                                               11
     14.9 Successors                                           11
     14.10 Not a Contract of Service                           12


SCHEDULE I                                                     13

     Death Benefits Payable Under Portland General Holdings, Inc.
     Outside Directors' Life Insurance Benefit Plan

EXHIBIT A COLLATERAL ASSIGNMENT                                14


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                  PORTLAND GENERAL HOLDINGS, INC.

          OUTSIDE DIRECTORS' LIFE INSURANCE BENEFIT PLAN


                             ARTICLE 1

                              PURPOSE

     1.1 PURPOSE. This Plan has been established to provide Outside Directors of Portland General Corporation and Participating Companies with supplemental life insurance protection for their families in the event of death under a spit dollar arrangement. This Plan became effective on January 1, 1987 and was restated effective December 1, 1988, and January 1, 1996.

     1.2 EFFECTIVE DATE. This 1997 Restatement is adopted to make amendments to the Plan effective June 25, 1997.

                             ARTICLE 2

                            DEFINITIONS

     2.1 BOARD. "Board shall mean the Board of Directors of Portland General Holdings, Inc.

     2.2 CASH VALUE. "Cash Value" shall mean the Policy's cash value as that term is defined in the Policy.

     2.3 CAUSE. "Cause" shall mean a breach of fiduciary duty while a member of the Board.

     2.4 CHANGE IN CONTROL. "Change in Control" shall mean an occurrence in which:

          (a) Any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Portland General Holdings, Inc. ("PGH"), any trustee or other fiduciary holding securities under an employee benefit plan of PGH, or any Employer owned, directly or indirectly, by the stockholders of PGH in substantially the same proportions as their ownership of stock of PGH), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing thirty percent (30%) or more of the combined voting power of PGH's then outstanding voting securities; or


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          (b) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by PGH's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

          (c) Notwithstanding anything to the contrary in the foregoing, no "Change in Control" shall be deemed to have occurred upon the consummation of the Amended and Restated Agreement and Plan of Merger by and among Enron Corp., Portland General Corporation and Enron Oregon Corp., dated as of July 20, 1996, or amended and restated from time to time.

     2.5 COMMITTEE. "Committee" shall mean the Non-qualified Benefits Committee of the Board.

     2.6 COMPANY. "Company" shall mean Portland General Holdings, Inc., an Oregon corporation.

     2.7 DATE OF PARTICIPATION. "Date of Participation" shall mean the earlier of the date on which the Policy is issued or the date on which the Insurer agrees to bind coverage.

     2.8 DIRECT SUBSIDIARY. "Direct Subsidiary" means any corporation of which a Participating Company owns at least eighty percent (80%) of the total combined voting power of all classes of its stock entitled to vote.

     2.9 INDIRECT SUBSIDIARY. "Indirect Subsidiary" shall mean any corporation of which a Participating Company directly and constructively owns at least eighty percent (80%) of the total combined voting power of all classes of its stock entitled to vote. In determining the amount of stock of a corporation that is constructively owned by a Participating Company, stock owned, directly or constructively, by a corporation shall be considered as being owned proportionately by its shareholders according to such shareholders' share of voting power of all classes of its stock entitled to vote.

     2.10 INSURER. "Insurer" shall mean any insurance company issuing a Policy under this Plan.

     2.11 MERGER AGREEMENT "Merger Agreement" shall mean the Amended and Restated Agreement and Plan of Merger by and among Enron Corp., Portland General Corporation and Enron Oregon Corp., dated as of July 20, 1996, as that Agreement may be amended or restated from time to time.


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     2.12 NET SINGLE PREMIUM.  "Net Single Premium" shall mean the amount calculated by an enrolled actuary selected by the Senior Administrative Officer, required to obtain the level death benefit promised in Table I, calculated using the 1983 Group Annuity Table male rates and employing continuous functions.

     2.13 OUTSIDE DIRECTOR. "Outside Director" shall mean a member of the PGC Board who is not an employee of Portland General Holdings, Inc. or any Direct Subsidiary or affiliate of Portland General Holdings, Inc..

     2.14 PGC BOARD. "PGC Board" shall mean the Board of Directors of Portland General Corporation, or the Board of Directors of the successor corporation established pursuant to the Merger Agreement, or any Advisory Committee to the Portland General Electric Company or the board or officers of a corporation qualifying as a Participating Company of the Plan, including subsidiaries and joint venture partners, the status of which shall be determined at the discretion of the Senior Administrative Office.

     2.15 PARTICIPANT. "Participant" shall mean an Outside Director elected to the Board prior to January 1, 1996, who has elected to participate in the Plan.

     2.16 PARTICIPANT'S SHARE. "Participant's Share shall mean the aggregate portion of premiums contributed by the Participant.

     2.17 PARTICIPATING COMPANY. "Participating Company" shall mean the Company or any affiliated or subsidiary company designated by the Board as a Participating Company under the Plan, as long as such designation has become effective and continues to be in effect. The designation as a Participating Company shall become effective only upon the acceptance of such designation and the formal adoption of the Plan by a Participating Company. A Participating Company may revoke its acceptance of designation as a Participating Company at any time, but until it makes such revocation, all of the provisions of this Plan and any amendments thereto shall apply to the Participants and their beneficiaries of the Participating Company.

     2.18 PARTICIPATING COMPANY'S SHARE OF PREMIUM. "Company's Share of Premium" shall mean the aggregate amount of insurance premium paid by the Participating Company less the Participant's Share.

     2.19 PLAN. "Plan" shall mean the Portland General Holdings, Inc. Outside Directors' Life Insurance Benefit Plan, as amended from time to time.

     2.20 POLICY. "Policy" shall mean each life insurance policy which is issued by an insurer on the life of the Participant.


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     2.21 RETIREMENT.  "Retirement" shall mean separation from service on the PGC Board as an Outside Director, at the earlier of age seventy (70) or ten (10) years of Benefit Service, as defined in the Company's Retirement Plan for Outside Directors.

     2.22 SENIOR ADMINISTRATIVE OFFICER. "Senior Administrative Officer" shall mean the employee in the management position designated by the Committee to administer the Plan.

                             ARTICLE 3

                           PARTICIPATION

     3.1 ELIGIBILITY. Eligibility shall be limited to Outside Directors who served on the PGC Board on or before January 1, 1996.

     3.2 ELECTION TO PARTICIPATE. An Outside Director may elect to participate in the Plan by completing such documents as may be prescribed by the Senior Administrative Office.

                             ARTICLE 4

                    POLICY TITLE AND OWNERSHIP

     4.1 POLICY TITLE. The Participant, or his transferee, shall be the owner of the Policy and may exercise all ownership rights granted to the owner by the terms of the Policy, except as herein provided. These shall include, but are not limited to, the right to assign his interest in the Policy, the right to change the beneficiary of that portion of the proceeds to which he is entitled under Article 7, and the right to exercise settlement options.

     4.2 PARTICIPATING COMPANY'S SECURITY INTEREST. The only rights in and to the Policy granted to a Participating Company shall be limited to its security interest in the cash value of the Policy, as defined in the collateral assignment attached as Exhibit A, and a portion of the death benefit, as hereinafter provided under Article 6.

                             ARTICLE 5

                          PREMIUM PAYMENT

     5.1 PARTICIPATING COMPANY'S PREMIUM PAYMENT. Each premium on the Policy shall be paid by the Participating Company as it becomes due.

     5.2 PAYMENT OF THE PARTICIPANT'S SHARE. At the time of each premium payment by the Participating Company, the Participant shall pay to the Participating Company an amount equal to the economic benefit of said Policy enjoyed by the Participant. The economic benefit shall be equal to the lesser of the Insurer's one-year term cost or the PS-58 rate.


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                             ARTICLE 6

          PARTICIPATING COMPANY'S INTEREST IN THE POLICY

     6.1 COLLATERAL ASSIGNMENT. Each Participant shall assign the Policy to the Participating Company as collateral, under the form of collateral assignment attached as Exhibit A. The assignment gives the Participating Company the limited power to enforce its right to recover the Participating Company's Share of Premium on the Policy and on a portion of the death benefit thereof.

     6.2 LIMITATIONS. The interest of the Participating Company in and to the Policy shall be specifically limited to the following rights in and to the Cash Value and a portion of the death benefit:

          6.2.1 the right to recover the Participating Company's Share of Premium, in the event the Policy is surrendered or canceled by the Participant, as provided in Section 7.1;

          6.2.2 the right to recover, upon the death of the Participant, all of the Policy proceeds, in excess of that portion of the Policy proceeds payable to the Participant's beneficiary or beneficiaries as provided in Paragraph 7.2;

          6.2.3 the right to recover the Participating Company's Share of Premium, or to receive ownership of the Policy, in the event of termination by the Participant in the Plan, or in the event of termination of service in the Board of a Participating Company as provided in Sections 8.1 and 8.2.

                             ARTICLE 7

               PARTICIPANT'S INTEREST IN THE POLICY

     7.1 UPON SURRENDER OR CANCELLATION. Upon surrender or cancellation of the Policy, the Participating Company shall be entitled to receive a portion of the cash surrender value equal to the Participating Company's Share of Premium. The balance of the cash surrender value, if any, shall belong to the Participant.

     7.2 UPON DEATH. Upon the death of the Participant, the beneficiary or beneficiaries designated by the Participant shall be entitled to receive that portion of the Policy proceeds equal to the amount set forth in
Schedule I of this Plan.


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     7.3  OWNERSHIP OF CASH SURRENDER VALUE.  Notwithstanding any other provision in the Plan to the contrary, the Participant shall at all times own a portion of the cash surrender value of the Policy equal to the Participant's Share to the extent said cash surrender value exceeds the Participating Company's Share of Premium.

                             ARTICLE 8

                           PLAN BENEFITS

     8.1 UPON TERMINATION OF PARTICIPATION IN THE PLAN. In the event the Participant terminates participation in the Plan prior to leaving service on the PGC Board, the Participant shall execute any and all instruments that may be required to vest ownership of said Policy in the Participating Company. Participating Employer shall purchase from the Participant the Participant's interest in the cash surrender value set forth in Section 7.3 above for an amount equal to the Participant's Share. Thereafter, the Participant shall have no further interest in the Policy or this Plan.

     8.2  UPON TERMINATION OF SERVICE.

          8.2.1 In the event of termination of service on the PGC Board for Cause (as determined by Committee) before Retirement, the Participant shall execute any and all instruments that may be required to vest ownership of said Policy in the Participating Company. Participating Employer shall purchase from the Participant the participant's interest in the cash surrender value set forth in Section 7.3 above for an amount equal to the Participant's Share. Thereafter, the Participant shall have no further interest in the Policy or this Plan.

          8.2.2 In the event of termination of service on the PGC Board of any Participating Company because of accepting a position of public service, or other reason not considered for Cause before Retirement, the Participant may elect either to:

               8.2.2.1 reimburse the Participating Company an amount equal to the Participating Company's Share of Premium, whereupon receipt of payment from the Participant, the Company shall release the collateral assignment and thereafter shall have no further interest in the Policy, or

               8.2.2.2 execute any and all instruments that may be required to vest ownership of said Policy in the Participating Company. Thereafter, the Participant shall have no further interest in the Policy or this Plan.

          8.2.3 In the event of termination of service on the PGC Board, occurring at least one (1) year from the Effective Time, as defined in the Merger Agreement, the Participant


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     shall be deemed to have retired
     for purposes of this Plan and shall be eligible to make the election specified in Section 8.4


          8.2.4 In the event of involuntary termination of service on the PGC Board, without Cause, occurring during the one (1) year period beginning with the date the stockholders of PGC approve the Merger Agreement, the Participant shall be entitled to the Change in Control benefit specified in Section 8.3.

     8.3 UPON CHANGE IN CONTROL. In the event of a Change in Control, within sixty (60) days of such Change in Control, the Participating Company shall:

          8.3.1 determine to what extent the cash value exceeds the Net Single Premium and recover the excess, if any; and

          8.3.2 upon recovery of the excess, release the collateral assignment and thereafter have no further interest in the Policy; and

          8.3.3 pay to each Participant an amount equal to the excess, if any, of the Net Single Premium over the cash value released to the participant in 8.3.2 above.

     8.4 UPON RETIREMENT. In the event of termination from service on the PGC Board at or after Retirement, the Participant may elect either to:

          8.4.1 reimburse the Participating Company an amount equal to the Participating Company's Share of Premium, whereupon receipt of payment from the Participant, the Company shall release the collateral assignment and thereafter shall have no further interest in the Policy, or

          8.4.2 continue participation in the Plan with the Company continuing to pay premiums pursuant to Article 5.

                             ARTICLE 9

                       DURATION OF THE PLAN

     9.1 PLAN CONTINUATION. Subject to the provisions of Article 8, this Plan shall continue with respect to each Participant until such time as the Cash Value of the Policy on a Participant is sufficient to permit:

          9.1.1 the Participating Company to recover the Participating Company's Share of Premium; and


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          9.1.2 the Participant to recover an amount equal to the federal and state income tax he will incur as a result of termination of the split dollar arrangement; and

          9.1.3 the death benefit to continue to the Participant's age ninety-five (95) with no further premium outlay based upon then current interest assumptions.

     9.2 TERMINATION OF ARRANGEMENT. When the standard required by Paragraph 6 is achieve and upon the Participating Company's receiving the Participating Company's Share of Premium, the split dollar arrangement with that Participant shall terminate. The Participating Company shall release the collateral assignment and thereafter, shall have no further interest in the Policy.

                            ARTICLE 10

                 AMENDMENT AND TERMINATION OF PLAN

     10.1 AMENDMENT. The Senior Administrative Officer may amend the Plan from time to time as may be necessary for administrative purposes and legal compliance, provided, however, that no such amendment shall affect the benefit rights of Participants or Beneficiaries in the Plan. Prior to achieving the standard required by Section 9.1, the Committee may not amend, modify or revoke this Plan in a manner that reduces the rights of the Participant under this Plan.

     10.2 TERMINATION. The Board of each Participating Company may at any time, in its sole discretion, terminate the Plan in whole or in part for that Participating Company, such that no future Participants will be allowed into the Plan. However, no such termination shall adversely affect the benefits of Participants which have accrued prior to such action, the benefits of any Participant who has previously retired, the benefits of any beneficiary of a Participant who has previously died, or already accrued Plan liabilities between Participating Companies.

                            ARTICLE 11

                    INSURER NOT A PARTY TO PLAN

     An Insurer shall be bound only by the provisions of and endorsements on the Policy, and any payments made or action taken by an Insurer in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. Except as specifically provided by endorsement on the Policy, it shall in no way be bound by the provisions of this Plan.


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                            ARTICLE 12

                          NAMED FIDUCIARY

     12.1 SENIOR ADMINISTRATIVE OFFICER; COMMITTEE. The Senior Administrative Officer is hereby designated the "Named Fiduciary" until removal by the Committee. As Named Fiduciary, the Senior Administrative Officer shall be responsible for the management, control and administration of the Plan established herein. The Senior Administrative Officer may allocate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

     12.2 INDEMNITY OF SENIOR ADMINISTRATIVE OFFICER; COMMITTEE. Each participating Company shall indemnify and hold harmless the Senior Administrative Officer and the Committee and its individual members against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

     12.3 AVAILABILITY OF PLAN DOCUMENTS. Each Participant shall receive a copy of this Plan, and the Senior Administrative Officer shall make available for inspection by an Participant a copy of the rules and regulations used in administering the Plan.

     12.4 COST OF PLAN ADMINISTRATION. The Company shall bear all expenses of administration. However, a ratable portion of the expense shall be charged back to each Participating Company.

                            ARTICLE 13

                         CLAIMS PROCEDURE

     13.1 CLAIM. Claims for any benefits due under the Plan or upon surrender of the Policy shall be made in writing by the Participating Company, and the Participant or his designated beneficiary or beneficiaries, as the case may be, to the Named Fiduciary or his delegatee who shall respond in writing as soon as practicable.

     13.2 DENIAL OF CLAIM. In the event a claim is denied or disputed, the Named Fiduciary shall, within a reasonable period of time after receipt of the claim, notify the Participating Company, and the Participant or his designated beneficiary or beneficiaries, as the case may be, of such denial or dispute listing:

          13.2.1 The reasons for the denial or dispute; with specific reference to the Plan provisions upon which the denial or dispute is based;


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          13.2.2 A description of any additional material or information necessary and an explanation of why it is necessary; and

          13.2.3 An explanation of the Plan's claim review procedure.

     13.3 REVIEW OF CLAIM. Within sixty (60) days of denial or notice of claim under the Plan, a claimant may request that the claim be reviewed by the Named Fiduciary. The claim or request shall be reviewed by the Named Fiduciary, who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

     13.4 FINAL DECISION. The decision of the Senior Administrative Officer on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

                            ARTICLE 14

                           MISCELLANEOUS

     14.1 LIABILITIES FOR BENEFITS. Except as otherwise provided in this Section, liability for the payment of a Participant's benefit pursuant to this Plan shall be borne solely by the Participating Company for which the Participant serves during the accrual or increase of the Plan benefit, and no liability for the payment of any Plan benefit shall be incurred by reason of Plan sponsorship or participation except for the Plan benefits of a Participating Company's own advisors or Board members. Provided, however, that each Participating Company, by accepting the Board's designation as a Participating Company under the Plan and formally adopting the Plan, agrees to assume secondary liability for the payment of any benefit accrued or increased while a Participant serves on the board of directors of a Participating Company that is a Direct Subsidiary or Indirect Subsidiary of the Participating Company at the time such benefit is accrued or increased. Such liability shall survive any revocation of designation as a Participating Employer with respect to any liabilities accrued at the time of such revocation. Nothing in this paragraph shall be interpreted as prohibiting any Participating Company or any other person from expressly agreeing to assumption of liability for a Plan Participant's payment of any benefits under the Plan.

     14.2 ALLOCATION OF ASSET. The interests of each Participating Company in and to the Policy as described in Section 6.2 shall be allocated, if applicable, pro rata among those Participating Companies who employed the Participant and reported the Participant as being on their payroll during the accrual or increase of the Plan benefit. Such allocation of asset shall survive any revocation of designation as a Participating Company or termination of the Plan with respect to any asset accrued at the time of such revocation or termination.


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     14.3 PROTECTIVE PROVISIONS.  A Participant will cooperate with the
Participating Company by furnishing any and all information requested by the Participating Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examination as the Participating Company may deem necessary and taking such other action as may be requested by the Participating Company.

     14.4 TRANSFER OF PARTICIPANT'S INTEREST IN THE POLICY. In the event a Participant shall transfer all of his interest in the Policy, then all of a Participant's interest in the Policy shall be vested in his transferee, who shall be substituted as a party hereunder, and a Participant shall have no further interest in the Policy.

     14.5 TERMS. In this Plan document, unless the context clearly indicates the contrary, the masculine gender will be deemed to include the feminine gender, and the singular shall include the plural.

     14.6 GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon, except as preempted by federal law.

     14.7 VALIDITY. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

     14.8 NOTICE. Any notice or filing required or permitted to be given to the Senior Administrative Officer under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Senior Administrative Officer or to Secretary of Company. Notice to the Senior Administrative Officer, if mailed, shall be addressed to the principal executive offices of the Participating Company. Notice mailed to the Participant shall be at such address as is given in the records of the Participating Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     14.9 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of each Participating Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Participating Company, and successors of any such corporation or other business entity.


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     14.10 NOT A CONTRACT OF SERVICE.  The terms and conditions of this
Plan shall not be deemed to constitute a contract of service between a Participating Company and a Participant, and neither a Participant nor a Participant's Spouse or Dependent shall have any rights against a Participating Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained on the Board of a Participating Company nor shall it interfere with the Participant's right to terminate his directorship at any time.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its officers thereunto duly authorized this 19th day of November, 1997.

                              PORTLAND GENERAL HOLDINGS, INC.


                              By: /s/ Don F. Kielblock

                              Its: Vice President











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                            SCHEDULE I


                       DEATH BENEFITS PAYABLE UNDER

                      PORTLAND GENERAL HOLDINGS, INC.

              OUTSIDE DIRECTORS' LIFE INSURANCE BENEFIT PLAN

                             1997 RESTATEMENT

                         EFFECTIVE JUNE ___, 1997






               Outside Directors             $200,000



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                                 EXHIBIT A

                           COLLATERAL ASSIGNMENT


     THIS ASSIGNMENT, made and entered into and effective this            day
of                            , 19     , by the
undersigned as owner (the Owner) of that certain Life Insurance Policy
No.                       issued by ____________________________
 (Insurer) and any supplementary contracts issued in connection therewith (said policy and contracts being herein called the
Policy), upon the life of
_________________________________________ (Insured), to Portland General
Corporation, an Oregon corporation (the Assignee).

                            WITNESSETH:


     WHEREAS, the Insured is a Director of the Assignee; and

     WHEREAS, said Assignee desires to provide the Insured with supplemental life insurance protection by contributing a portion of the annual premium due on the Policy, as more specifically provided for in the split dollar arrangement set forth in the Outside Directors' Life Insurance Benefit Plan (the Plan); and adopted as restated by the Assignee on January 1, 1996, a copy of which is attached hereto, incorporated by reference and made a part hereof; and

     WHEREAS, in consideration of the Assignee agreeing to pay a portion of the premium, the Owner agrees to grant the Assignee an interest in the policy as security for the recovery of the Assignee's premium outlay.

     NOW THEREFORE, for value received, the undersigned hereby assigns, transfers and sets over to the Assignee, its successors and assigns, the following specific rights in the Policy, subject to the following terms and conditions:

     1. This Assignment is made, and the Policy is to be held, as collateral security for the premium payments made by Assignee, pursuant to the terms of the Plan.

     2. The Assignee's interest in the Policy shall further be limited to:

          a. the right to recover the aggregate amount of insurance premium paid by the Assignee less the aggregate portion contributed by the Participant (the Assignee's Share of Premium) in the event the Policy is surrendered or canceled by the Owner as provided in Section 7.1 of the Plan,

          b. the right to recover, upon the death of the Participant, all proceeds in excess of the death benefit promised in Schedule I of the Outside Directors' Life Insurance Benefit Plan,

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          c. the right to recover the Assignee's Share of Premium, the right to recover the excess of cash value over the Net Single Premium, or the right to receive ownership of the Policy in the event of termination of the split dollar arrangement as provided in Article 8 of the Plan.



     3. Except as specifically herein granted to the Assignee, the Owner shall retain all incidents of ownership in the Policy including, but not limited to, the right to assign his interest in the Policy, the right to change the beneficiary of that portion of the proceeds to which he is entitled under Article 6 of the Plan, and the right to exercise all settlement options permitted by the terms of the Policy. Provided, however, that all rights retained by the Owner shall be subject to the terms and conditions of the Plan.

     4. The Assignee shall, upon request, forward the Policy to the Insurer, without unreasonable delay, for endorsement of any designation of change of beneficiary, any election of optional mode of settlement, or the exercise of any other right reserved by the Owner hereunder.

     5. The Insurer is hereby authorized to recognize the Assignee's claims to rights hereunder without investigating the reason for any action taken by the Assignee, the amount of its Share of Premium, the existence of any default therein, the giving of any notice required herein, or the application to be made by the Assignee of any amounts to be paid to the Assignee.

          The signature of the Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby to the Assignee, and the receipt of the Assignee for any sums received by it shall be a full discharge and release therefore to the Insurer.

     6. The insurer shall be fully protected in recognizing the requests made by the Owner for surrender of the Policy with or without the consent of the Assignee, and, upon such surrender, the Policy shall be terminated and shall be of no further force or effect.

     7. Upon the full payment to the Assignee of its Share of Premium, or in the event of a Change in Control upon recovery of the excess of cash value over the Net Single Premium the Assignee shall release the Collateral Assignment and reassign to the Owner all specific rights included in this Collateral Assignment.

     IN WITNESS WHEREOF, the undersigned Owner has executed this Assignment the date and year first above written.




                        Witness                              Owner


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